Filed Pursuant to Rule 424(b)(7)
Registration No. 333-167049

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price PerShare		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.001 per share	383,645	(1)	$ 13.32	(2)	$ 5,110,151	$364.35
________________________
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time as a result of stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for the purpose of determining the amount of the registration fee, based on the average of the high and low sale price of the common stock as reported by the NYSE Amex Equities Market on June 8, 2010, in accordance with Rule 457(c) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
To Prospectus dated May 24, 2010

383,645 Shares

Northern Oil and Gas, Inc.

Common Stock

_____________

This prospectus supplement relates to the resale from time to time of up to 383,645 shares of our common stock by the selling stockholders. The selling stockholders named in this document together with any of their pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer are collectively known as the selling stockholders. Selling stockholders may offer the shares from time to time.

The selling stockholders may sell the shares of common stock being offered by this prospectus supplement from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus supplement under “Plan of Distribution.”  The selling stockholders may sell the shares, in negotiated transactions or otherwise, at the prevailing market price for the shares or at negotiated prices.  We will not receive any of the proceeds from the sale of the shares and we will not be paying any underwriting discounts or commissions in this offering.

Our common stock is listed on NYSE Amex Equities Market under the symbol “NOG.”

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE S-2 OF THIS PROSPECTUS SUPPLEMENT.
 ________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
________________________

The date of this prospectus supplement is June 14, 2010.

TABLE OF CONTENTS

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement, which describes the specific terms of this offering, along with the accompanying prospectus, which gives more general information, some of which may not apply to this offering.  You should consider the information contained in these documents when making your investment decision.  You should rely only on the information contained or incorporated by reference in these documents.  We have not, and the selling stockholders have not, authorized anyone else to provide you with different or additional information.  If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock.  This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy such common stock in any circumstances in which such offer or solicitation is unlawful.

Information in this prospectus supplement and the accompanying prospectus may change after the date on the front of the applicable document.  Neither the delivery of this prospectus supplement nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

When we refer to “our company,” “we,” “us” or “our” in this prospectus supplement or when we otherwise refer to ourselves in this prospectus, we mean Northern Oil and Gas, Inc., a Nevada corporation.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register the securities offered by this prospectus supplement and the accompanying prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus supplement and the accompanying prospectus are part of that registration statement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities being offered pursuant to this prospectus supplement, you should refer to the registration statement and its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the offering contemplated hereby is complete:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 8, 2010, as amended by Form 10-K/A filed with the SEC on April 30, 2010.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 6, 2010.

•	Current Reports on Form 8-K filed with the SEC on each of March 25, 2010, April 12, 2010, April 15, 2010, and June 1, 2010.

•	Form 8-A filed with the SEC on March 19, 2008.

•	The description of our common stock contained in our Registration Statement on Form SB-2 (No. 333-146596), including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Chad Winter
Chief Financial Officer
Northern Oil and Gas, Inc.
315 Manitoba Avenue, Suite 200
Wayzata, Minnesota  55391
(952) 476-9800

RISK FACTORS

An investment in our common stock involves a high degree of risk.  Before making an investment decision, investors should carefully consider the risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in the other documents incorporated herein by reference.  Our business, financial condition or results of operations could be materially adversely affected by any of those risks.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.  See the section entitled “Where You Can Find More Information” in this prospectus supplement.

USE OF PROCEEDS

We are not offering any shares pursuant to this prospectus supplement, and we will not receive any proceeds from the sale of the shares offered by the selling stockholders. We have agreed to bear the expenses in connection with the registration of the common stock being offered hereby by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus supplement covers shares of our common stock issued to the selling stockholders in connection with the following transactions:

382,645 shares of common stock were issued to various selling stockholders (as listed in the table below) in connection with the purchase of certain oil and gas leases; and

1,000 shares of common stock were issued to an independent contractor in connection with his services to the Company.

All of the foregoing securities were issued pursuant to exemptions from registration provided under Section 4(2) of the Securities Act.  The selling stockholders may from time to time offer and sell under this prospectus supplement and the accompanying prospectus any or all of the shares of common stock listed opposite their name below.

None of the selling stockholders is a broker-dealer or affiliated with any broker-dealer.  Each of the selling stockholders acquired the securities that are the subject of this prospectus supplement in the ordinary course of business and at the time of such purchase had no agreements or understandings, directly or indirectly, with any party to distribute such securities.

The table below sets forth information about the number of shares of our common stock beneficially owned by each of the selling stockholders that may be offered from time to time under this prospectus supplement.  Any of the selling stockholders may be deemed to be “underwriters” as defined in the Securities Act.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of June 8, 2010.  The percentage of common stock outstanding is based upon a total of 51,058,976 issued and outstanding shares of our common stock on June 8, 2010.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission.  Each selling stockholder named in the table has sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable, unless otherwise noted in footnotes to the table.  No selling stockholder has had a position, office or other material relationship with us in the past three years.

Beneficial Owner	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Being Offered(1)	Shares of Common Stock Owned Upon Completion of the Offering(2)	Percentage of Common Stock to be Owned Upon Completion of Offering
G. G. Rose, L.L.C. (3)	275,593	275,593	–	–
JAG Oil, LP (4)	107,052	107,052	–	–
Jeff Jantzen (5)	1,000	1,000	–	–

_________________

(1)
Represents the maximum number of shares that may be sold by the selling stockholders pursuant to this prospectus supplement; provided, however, that pursuant to Rule 416 under the Securities Act of 1933, as amended, the registration statement of which this prospectus supplement is a part shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other transaction effected pursuant to the anti-dilution provisions in the warrants which, without the receipt of consideration, results in an increase in the number of outstanding shares of our common stock.

(2)	Assumes the sale of all shares offered hereby to unaffiliated third parties. The selling stockholders may sell all or part of their respective shares.
(3)
The address of this selling stockholder is 6730 N Scottsdale Rd., Suite 270, Scottsdale, AZ 85253.  Adam C. Singer, Manager, has sole voting and investment control with regard to shares of our common stock held by this selling stockholder.

(4)
The address of this selling stockholder is 6730 N Scottsdale Rd., Suite 270, Scottsdale, AZ 85253.  Adam C. Singer, president of the general partner of the selling stockholder, has sole voting and investment control with regard to shares of our common stock held by this selling stockholder.

(5)	The address of this selling stockholder is 18235 46th Avenue North, Plymouth, MN 55446.

DESCRIPTION OF THE SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 51,058,976 shares were outstanding as of June 8, 2010.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Securities Convertible into Common Stock

As of June 8, 2010, we had outstanding warrants to purchase 300,000 shares of common stock at $5.00 per share issued to CIT Group/Equity Investments, Inc., and outstanding options to purchase an aggregate of 300,000 shares of common stock at $5.18 per share issued to members of our board of directors pursuant to our stock option plan.  The outstanding warrant is exercisable at any time up to and including February 27, 2012 and each of the options issued to our directors is exercisable at any time up to and including November 1, 2017.  We do not otherwise have outstanding any warrants, preferred stock or other securities convertible into shares of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution (on the NYSE Amex Equities Market or other exchange on which our shares may be listed from time-to-time) in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement is declared effective by the Securities and Exchange Commission;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Each selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.

Broker-dealers engaged by any of the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

A selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus supplement, or under an amendment hereto amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement.

Upon a selling stockholder’s notification of the Company that any material arrangement has been entered into with a broker-dealer for the sale of such stockholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each of the selling stockholders acquired the securities that are the subject of this prospectus supplement in the ordinary course of business and at the time of such purchase had no agreements or understandings, directly or indirectly, with any party to distribute such securities.

If a selling stockholder uses this prospectus supplement and the accompanying prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act.  Each selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this registration statement.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdiction only through registered or licensed brokers or dealers.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.

We will make copies of this prospectus supplement and the accompanying prospectus available to each selling stockholder, and we have informed them of the need to deliver copies of this prospectus supplement and the accompanying prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

We may suspend the use of this prospectus supplement and the accompanying prospectus, in the event that there is a material, or potentially material, development involving the Company, or there is an occurrence of an event that renders the information in this prospectus misleading, incomplete or untrue.

PROSPECTUS

Northern Oil and Gas, Inc.

Common Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units
_____________

We may offer from time to time shares of our common stock, senior debt securities, subordinated debt securities, warrants, stock purchase contracts, or stock purchase units covered by this prospectus independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.  In addition, selling stockholders to be named in a prospectus supplement may use this prospectus to offer and sell shares of our common stock from time to time as provided herein.

We will provide specific terms of any offering of these securities, including the names of and other information relating to the selling stockholders, if applicable, in supplements to this prospectus.  The securities may be offered separately or together in any combination and as separate series.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

Our common stock is listed on NYSE Amex Equities Market under the symbol “NOG.”

See the “Risk Factors” section in any prospectus supplement hereto, as well as beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2009 (which is incorporated herein by reference), to read about factors you should consider before purchasing any of the securities offered hereby.
________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
________________________

We may offer and sell these securities, and the selling stockholders may offer and sell shares of common stock, on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities.  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.  Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
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The date of this prospectus is May 24, 2010.

TABLE OF CONTENTS

Prospectus

Neither we nor any selling stockholder has authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the “Commission” or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.  Under the automatic shelf process, over time, we may sell any combination of the securities, and selling stockholders may sell common stock, described in this prospectus or in any applicable prospectus supplement in one or more offerings.  This prospectus provides you with a general description of the securities that we and the selling stockholders may offer.  The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus.  Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.  The registration statement and the exhibits can be obtained from the SEC as indicated below under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we and the selling stockholders may offer.  Each time we sell securities, or the selling stockholders sell common stock, we will provide a prospectus supplement that contains specific information about the terms of those securities and that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

When we refer to “our company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Northern Oil and Gas, Inc., a Nevada corporation.
________________________

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register the securities offered by this prospectus and any accompanying prospectus supplement. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus and any accompanying prospectus supplement are part of that registration statement. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus and any accompanying prospectus supplement, you should refer to the registration statement and its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is complete:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 8, 2010, as amended by Form 10-K/A filed with the SEC on April 30, 2010.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 6, 2010.

•	Current Reports on Form 8-K filed with the SEC on each of March 25, 2010, April 12, 2010, and April 15, 2010.

•	Form 8-A filed with the SEC on March 19, 2008.

•	The description of our common stock contained in our Registration Statement on Form SB-2 (No. 333-146596), including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Chad Winter
Chief Financial Officer
Northern Oil and Gas, Inc.
315 Manitoba Avenue, Suite 200
Wayzata, Minnesota  55391
(952) 476-9800

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect us and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords.

From time to time, our management or persons acting on our behalf may make forward-looking statements to inform existing and potential security holders about our company. All statements other than statements of historical facts included in this prospectus and any accompanying prospectus supplement, including the documents incorporated herein by reference, regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which we conduct business, changes in commodities prices or the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. You should consider carefully the statements in the “Risk Factors” section and other sections of this prospectus and any accompanying prospectus supplement, including the documents incorporated herein by reference, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

THE COMPANY

We are a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties, and have focused our activities primarily on projects based in the Rocky Mountain Region of the United States, specifically the Bakken and Three Forks/Sanish formations within the Williston Basin.  We believe that we are able to create value via strategic acreage acquisitions and convert that value or portion thereof into production by utilizing experienced industry partners specializing in the specific areas of interest.  We have targeted specific prospects and began drilling for oil in the Williston Basin region in the fourth fiscal quarter of 2007.  As of March 31, 2010, we owned interests in a total of 210 gross wells that were either drilling, completing or producing, including 164 producing wells and 46 drilling or completing wells.  Of those wells, 207 wells targeted the Bakken/Three Forks formation and three targeted the Red River structure.

As an exploration company, our business strategy is to identify and exploit repeatable and scalable resource plays that can be quickly developed and at low costs.  We also intend to take advantage of our expertise in aggressive land acquisition to pursue exploration and development projects as a non-operating working interest partner, participating in drilling activities primarily on a heads-up basis proportionate to our working interest.  Our business does not depend upon any intellectual property, licenses or other proprietary property unique to our company, but instead revolves around our ability to acquire mineral rights and participate in drilling activities by virtue of our ownership of such rights and through the relationships we have developed with our operating partners.  We believe our competitive advantage lies in our ability to acquire property, specifically in the Williston Basin, in a nimble and efficient fashion.

We are focused on maintaining a low overhead structure.  We believe we are in a position to most efficiently exploit and identify high production oil and gas properties due to our unique non-operator model through which we are able to diversify our risk and participate in the evolution of technology by the collective expertise of those operators with which we partner.  We intend to continue to carefully pursue the acquisition of properties that fit our profile.

Our executive offices are located at 315 Manitoba Avenue, Suite 200, Wayzata, Minnesota 55391.  Our general telephone number is (952) 476-9800.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes.  General corporate purposes may include, without limitation, acquisitions, additions to working capital, capital expenditures, and repayment of debt.  Net proceeds may be temporarily invested prior to use.  We will not receive any proceeds from the sale of common stock by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our ratio of earnings to fixed charges for each of the periods presented.

					Three Months
Fiscal Year Ended December 31,					Ended March 31,
2005	2006	2007	2008	2009	2010

–	–	–(1)	–(1)	4.36x	15.19x

_____________________

(1)   The Company had no fixed charges for the years ended December 31, 2007 and 2008.

The ratio of earnings to fixed charges is calculated as follows:

(earnings)
___________________

(fixed charges)

For purposes of calculating the ratios, earnings consist of:

•	pre-tax income from continuing operations before adjustment for income or loss from equity investees;

•	fixed charges;

•	amortization of capitalized interest;

•	distributed income of equity investees;

•	our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

•	minus capitalized interest;

•	minus preference security dividend requirements of consolidated subsidiaries; and

•	minus the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

For purposes of calculating the ratios, fixed charges consist of:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness;

•	an estimate of the interest portion of rental expense; and

•	preference security dividend requirements of consolidated subsidiaries.

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock;

•	debt securities, which may be senior or subordinated;

•	warrants;

•	stock purchase contracts; or

•	stock purchase units.

In addition, selling stockholders to be named in a prospectus supplement may use this prospectus to offer and sell shares of our common stock.

We will set forth in the applicable prospectus supplement a description of the common stock, senior or subordinated debt securities, warrants, stock purchase contracts or stock purchase units that may be offered under this prospectus. The terms of the offering of securities, including the names of and other information relating to the selling stockholders, if applicable, and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

PLAN OF DISTRIBUTION

We may sell the offered securities and selling stockholders may sell common stock (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; (d) through a combination of any of these methods of sale; or (e) as otherwise described in the applicable prospectus supplement.  We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Any of the shares of common stock held by selling stockholders that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, this prospectus may be used by broker-dealers to resell any such shares of common stock that are being sold by a selling stockholder pursuant to Rule 144. If any selling stockholder sells pursuant to Rule 144, such selling stockholder will not be deemed to be an “underwriter” under the Securities Act with respect to those sales.

LEGAL MATTERS

The validity of the securities and certain other matters will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota.

EXPERTS

Mantyla McReynolds, LLC, an independent registered public accounting firm, and an independent member of the BDO Seidman Alliance, has audited our financial statements incorporated by reference in this prospectus, as stated in their report, and such financial statements have been incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Certain estimates of our oil and gas reserves incorporated by reference herein were based in part upon reports prepared by Ryder Scott Company, L.P., independent consulting petroleum engineers. These estimates are included herein in reliance on the authority of such firm as an expert in such matters.